EXHIBIT 99.1

ICG Announces Third Quarter Financial Results

Reports Third Quarter Revenue of $16.1 Million and Year-to-Date Organic Growth of 39%

Announcement of Procurian Transaction Marks Evolution into Pure-Play Cloud Company

RADNOR, Pa., Oct. 31, 2013 (GLOBE NEWSWIRE) -- ICG Group, Inc. (Nasdaq:ICGE) ("ICG") today reported its results for the quarter ended September 30, 2013.

Highlights

  Announced the execution of a definitive agreement for the sale of Procurian to Accenture for $375 million in cash, subject to certain adjustments at closing, including working capital, cash, debt and other items. ICG expects to realize approximately $324 million in connection with the sale, which is anticipated to close in the fourth quarter;
  Announced the expansion of ICG's existing share repurchase program from $50 million to $150 million. Prior to this expansion, ICG deployed approximately $36 million to repurchase shares; Currently, approximately $114 million remains available for repurchases under the program;
  Continued to achieve strong organic growth, reporting a 39% increase in year-to-date revenue;
  Completed Bolt's strategic acquisition of Superior Access, a transaction that is expected to enhance Bolt's network and platform;
  Spent $7.5 million for sales and marketing expenses across our businesses, bringing year-to-date expenses to $19.6 million.

"The announcement of the Procurian transaction is a seminal event for ICG, and we are very proud of Procurian's success, marked by its strong growth and the value that we built over the past decade," said Walter Buckley, ICG's Chief Executive Officer. "We are excited to now unlock that value with this transaction and to execute against our growth strategy as a pure-play cloud company. On the heels of another quarter of excellent organic revenue growth, armed with our experience in building market-leading positions and a strong balance sheet, we are eager to continue pursuing the vast market opportunity for cloud computing that is in front of us. Above all, we believe we are well positioned to create stockholder value as a leading cloud company."

Financial Information

Because Procurian was classified as an asset held for sale as of September 30, 2013, Procurian's results are excluded from our continuing operations for all periods presented. Revenue for the third quarter of 2013 increased to $16.1 million, up from $8.0 million in the third quarter of 2012. Non-GAAP net income (loss) for the third quarter of 2013 was a loss of $(3.1) million, or $(0.08) per diluted share, as compared to a loss of $(4.8) million, or $(0.13) per diluted share, in the corresponding 2012 period. GAAP net income (loss) for the third quarter of 2013 was a loss of $(3.3) million, or $(0.09) per diluted share, compared to income of $21.3 million, or $0.59 per diluted share, in the third quarter of 2012. GAAP net income for the third quarter of 2012 included one-time gains primarily related to a fair value gain recorded upon the consolidation of CIML during that period.

Fourth Quarter 2013 Forecast

ICG expects revenue in the range of $17.0 million to $17.5 million and non-GAAP net loss per share in the range of $(0.08) and $(0.13) for the fourth quarter of 2013.

A reconciliation of the most comparable GAAP financial measures to the non-GAAP measures noted above is included with the financial tables at the end of this release.

Please see ICG's website at www.icg.com for more information on ICG, its companies and its third quarter 2013 results.

ICG will host a webcast at 10:00 a.m. ET today to discuss its financial results. As part of the live webcast for this call, ICG will post a slide presentation to accompany the prepared remarks. The webcast can be accessed at www.icg.com/investors/events-and-presentations/. Please log on to the website approximately ten minutes prior to the call to register and download and install any necessary audio software. The conference call is also accessible through listen-only mode by dialing 877-415-3182 or 857-244-7325. The participant pass code for either dial-in is 97665178.

For those unable to participate in the conference call, a replay will be available from October 31, 2013 at 12:00 p.m. ET until November 7, 2013 at 11:59 p.m. ET. To access the replay, dial 888-286-8010 or 617-801-6888. The pass code is 27344517. The replay and slide presentation also can be accessed in the investor relations section of the ICG website at www.icg.com/investors/events-and-presentations/.

About ICG

ICG brings the power of the cloud to industry-specific vertical markets, including public sector, compliance and insurance. ICG is headquartered in Radnor, Pennsylvania. For more information, please go to www.icg.com.

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not historical facts are forward-looking statements that involve certain risks and uncertainties, including, but not limited to, risks associated with the effect of economic conditions generally, capital spending by our customers, our ability to retain existing customer relationships and secure new ones, our ability to compete successfully against alternative solutions, our ability to timely and effectively respond to technological developments, our ability to retain key personnel, our ability to have continued access to capital and to deploy capital effectively and on acceptable terms, our ability to maximize value in connection with divestitures, and other risks and uncertainties detailed in ICG's filings with the Securities and Exchange Commission. These and other factors may cause actual results to differ materially from those projected.

ICG Group, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Revenue	$ 16,071	$ 7,998	$ 41,521	$ 17,609

Operating Expenses
Cost of revenue	4,942	3,144	14,061	7,165
Sales and marketing	7,536	3,803	19,634	8,377
General and administrative	7,984	7,550	24,447	20,631
Research and development	1,611	2,461	5,075	4,901
Amortization of intangibles	2,176	1,511	6,211	3,318
Impairment related and other	470	654	767	795
Total operating expenses	24,719	19,123	70,195	45,187

Operating income (loss)	(8,648)	(11,125)	(28,674)	(27,578)

Other income (expense):
Other income (loss), net	(68)	31,222	(178)	32,849
Interest income	63	97	150	303
Interest expense	(370)	41	(1,076)	22

Income (loss) before income taxes, equity loss and discontinued operations	(9,023)	20,235	(29,778)	5,596

Income tax benefit (expense)	1,681	(18)	1,552	(68)
Equity loss	(295)	(1,608)	(1,919)	(7,147)

Income (loss) from continuing operations	(7,637)	18,609	(30,145)	(1,619)
Income (loss) from discontinued operations	3,398	2,345	34,072	10,363
Net income (loss)	(4,239)	20,954	3,927	8,744
Less: Net income (loss) attributable to the noncontrolling interest	(907)	(387)	(4,951)	417
Net income (loss) attributable to ICG	$ (3,332)	$ 21,341	$ 8,878	$ 8,327

Amounts attributable to ICG common shareholders:
Net income (loss) from continuing operations	$ (6,440)	$ 19,375	$ (26,890)	$ (747)
Net income (loss) from discontinued operations	3,108	1,966	35,768	9,074
Net income (loss) attributable to ICG common shareholders	$ (3,332)	$ 21,341	$ 8,878	$ 8,327

Basic net income (loss) per share:
Income (loss) from continuing operations attributable to ICG common shareholders	$ (0.18)	$ 0.54	$ (0.74)	$ (0.02)
Income (loss) from discontinued operations attributable to ICG common shareholders	0.09	0.06	0.98	0.25
Income (loss) attributable to ICG common shareholders	$ (0.09)	$ 0.60	$ 0.24	$ 0.23

Diluted net income (loss) per share:
Income (loss) from continuing operations attributable to ICG common shareholders	$ (0.18)	$ 0.53	$ (0.74)	$ (0.02)
Income (loss) from discontinued operations attributable to ICG common shareholders	0.09	0.06	0.98	0.25
Income (loss) attributable to ICG common shareholders	$ (0.09)	$ 0.59	$ 0.24	$ 0.23

Shares used in computation of basic net income (loss) per common share attributable to ICG common shareholders	36,303	35,650	36,494	35,907
Shares used in computation of diluted net income (loss) per common share attributable to ICG common shareholders	36,303	36,273	36,494	35,907

ICG Group, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2013	2012

ASSETS
Cash and cash equivalents	$ 58,621	$ 20,872
Restricted cash	557	408
Accounts receivable, net	13,261	8,111
Prepaid expenses and other current assets	3,921	2,630
Assets held for sale and of discontinued operations	143,101	229,605
Total current assets	219,461	261,626
Marketable securities	--	327
Fixed assets, net	6,297	8,069
Goodwill and Intangibles, net	150,860	149,500
Cost and equity method investments	30,048	26,340
Other assets, net	1,189	1,197
Total Assets	$ 407,855	$ 447,059

LIABILITIES AND EQUITY
Current maturities of other long-term debt	$ 5,081	$ 336
Accounts payable	2,146	4,260
Accrued expenses	4,117	2,809
Accrued compensation and benefits	6,214	5,626
Deferred revenue	23,620	16,603
Liabilities of discontinued operations	38,814	63,917
Total current liabilities	79,992	93,551
Long-term debt	7,922	9,645
Other non-current liabilities	1,635	1,448
Total Liabilities	89,549	104,644
Redeemable noncontrolling interest	3,963	3,383
Equity:
Controlling (ICG) equity	273,803	265,898
Noncontrolling interest	40,540	73,134
Total Equity	314,343	339,032
Total Liabilities, Redeemable noncontrolling interest and Equity	$ 407,855	$ 447,059

ICG Group, Inc.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	2012				2013
	Q1	Q2	Q3	Q4	Q1	Q2	Q3
GAAP Net income (loss) attributable to ICG:	($7,020)	($5,994)	$21,341	$14,662	$19,068	($6,858)	($3,332)
Add back:
Share-based compensation	1,466	1,589	1,672	1,521	2,063	2,096	1,880
Amortization of intangibles	398	1,409	1,511	1,519	2,491	1,544	2,176
Impairment related and other	--	141	654	334	170	127	470
Other (income) loss, net	(157)	(1,470)	(31,223)	(24,970)	64	46	68
Acquired businesses' deferred revenue	--	2,537	1,593	1,062	753	605	90
Equity loss	2,303	3,236	1,608	1,525	701	923	295
Current non-cash income tax benefit on discrete item	--	--	--	--	--	--	(1,612)
Income from discontinued operations	(1,636)	(6,382)	(2,345)	(2,120)	(28,226)	(2,448)	(3,398)
Impact of non-controlling interest (NCI) for discontinued operations	191	717	380	897	(2,267)	283	290
Non-GAAP net income (loss)	($4,455)	($4,217)	($4,809)	($5,570)	($5,183)	($3,682)	($3,073)

GAAP Net income (loss) per diluted share:	($0.19)	($0.17)	$0.59	$0.40	$0.52	($0.19)	($0.09)
Add back:
Share-based compensation	$0.04	$0.05	$0.05	$0.04	$0.06	$0.06	$0.05
Amortization of intangibles	$0.01	$0.04	$0.04	$0.04	$0.07	$0.04	$0.06
Impairment related and other	$0.00	$0.00	$0.02	$0.01	$0.00	$0.00	$0.01
Other (income) loss, net	($0.00)	($0.04)	($0.88)	($0.69)	$0.00	$0.00	$0.00
Acquired businesses' deferred revenue	$0.00	$0.07	$0.05	$0.03	$0.02	$0.02	$0.00
Equity loss	$0.06	$0.09	$0.05	$0.04	$0.02	$0.03	$0.01
Current non-cash income tax benefit on discrete item	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	($0.04)
Income from discontinued operations	($0.05)	($0.18)	($0.06)	($0.06)	($0.77)	($0.07)	($0.09)
Impact of non-controlling interest (NCI) for discontinued operations	$0.01	$0.02	$0.01	$0.03	($0.06)	$0.01	$0.01
Non-GAAP net income (loss) per diluted share	($0.12)	($0.12)	($0.13)	($0.16)	($0.14)	($0.10)	($0.08)

Shares used in calculation of GAAP net income (loss) per share attributable to ICG:
Basic	36,156	35,917	35,650	35,840	36,713	36,468	36,303
Diluted	36,156	35,917	36,273	36,912	36,713	36,468	36,303

Shares used in calculation of non-GAAP net income (loss) per share attributable to ICG:
Basic	36,156	35,917	35,650	35,840	36,713	36,468	36,303
Diluted	36,156	35,917	35,650	35,840	36,713	36,468	36,303

About ICG's Non-GAAP Financial Measures

This release contains non-GAAP financial measures. The tables above reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.  ICG strongly urges investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release.

ICG's management believes that its non-GAAP financial measures provide useful information to investors because they allow investors to view the business through the eyes of management and provide meaningful supplemental information regarding ICG's operating results, as they exclude amounts that ICG excludes as part of its monitoring of operating results and assessment of the performance of the business.

ICG presents the following non-GAAP financial measures in this release:  (1) organic revenue growth, (2) non-GAAP net income (loss) (also referred to as adjusted net income (loss)) and (3) non-GAAP net income (loss) per diluted share (also referred to as adjusted net income (loss) per diluted share).  ICG excludes items from these non-GAAP financial measures as described below.

Organic revenue growth is GAAP revenue growth adjusted to

  Exclude revenue from tuck-in acquisitions that occurred in 2013,
  Exclude revenue unrelated to ICG's current consolidated companies (Bolt, GovDelivery and MSDSonline),
  Add back revenue related to ICG's current consolidated companies for periods prior to their respective dates of consolidation, and
  Add back acquired businesses deferred revenue related to ICG's current consolidated companies.

ICG management believes these adjustments provide investors with a more complete understanding of revenue trends by providing revenue growth on a consistent basis. The following table is the reconciliation of GAAP revenue growth to non-GAAP organic revenue growth:

For the nine months ended September 30, 2013
GAAP revenue growth	136%
Adjustments described above	(97%)
Organic revenue growth	39%

Non-GAAP net income (loss), excludes the additional following items:

  Share-based compensation. ICG excludes share-based compensation expenses associated with equity granted to employees and non-employee directors primarily because they are non-cash expenses that ICG does not consider part of ongoing operating results when assessing the performance of its business, and the exclusion of these expenses facilitates the comparison of results over different time periods and the comparison of ICG's results with results of other companies.

  Amortization of intangibles. ICG excludes amortization of acquired intangibles, primarily customer relationships and technology, because they are expenses that ICG does not consider part of ongoing operating results when assessing the performance of its business, and ICG believes that doing so facilitates comparisons to its historical operating results and to the results of other companies.

  Impairment-related and other costs. ICG excludes the effect of impairment-related and other costs, which primarily include impairment charges, revaluation of contingent consideration, restructuring and severance fees, acquisition related costs, legal and settlement costs and other one-time costs, because ICG does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on ICG's operations.

  Other income (loss), net. ICG excludes the effect of other income (loss), net, which primarily includes transaction-driven gains and losses, as well as certain foreign currency impacts, because ICG does not consider them part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on ICG's operations.

  Acquired businesses' deferred revenue. ICG includes acquired businesses' previously deferred revenues that are not recognized under GAAP because ICG considers them a part of ongoing operating results when assessing the performance of its business and believes it is useful for investors to understand the effects of these items on its operations.

  Equity loss.  In accordance with GAAP, ICG recognizes its share of the earnings or losses of each company accounted for under the equity method and adjusts the carrying amount for each such company for its share of the earnings or losses of the company.  ICG excludes GAAP equity income (loss) because it is significantly impacted by factors outside its direct control.

  Current non-cash income tax benefit on discrete items. ICG excludes the impact of any current non-cash income tax benefit associated with discrete items as ICG believes it is useful for investors to understand the effect of this item and ICG does not consider them a part of ongoing operating results when assessing the performance of its business.

  Income of discontinued operations. ICG excludes the income (loss) of discontinued operations as ICG believes it is useful for investors to understand the effect of this item for all periods presented as ICG does not consider them a part of ongoing operating results when assessing the performance of its business.

  Impact of non-controlling interest (NCI) on discontinued operations. ICG does not own 100% of the discontinued operations presented. Therefore ICG excludes the impact of the NCI on discontinued operations as ICG believes it is useful for investors to understand the effect of this item for all periods presented as compared to what has historically been provided as ICG does not consider them a part of ongoing operating results when assessing the performance of its business.

Non-GAAP net income (loss) per diluted share is calculated as follows:

  Non-GAAP net income (loss) (as defined above) is the numerator.

  Shares used in calculation of non-GAAP net income (loss) per diluted share. For periods where GAAP and non-GAAP net income (loss) are both losses, ICG uses the same number of shares used to calculate GAAP and non-GAAP net loss per share. For periods where GAAP and non-GAAP net income (loss) are both income, ICG uses the same number of shares used to calculate GAAP and non-GAAP net income per diluted share. For periods where GAAP net income (loss) is a loss but non-GAAP net income (loss) is income, ICG includes the impact of incremental dilutive securities for the period to determine non-GAAP net income per diluted share. For periods where GAAP net income (loss) is income but non-GAAP net income (loss) is a loss, ICG excludes the impact of incremental dilutive securities for the period to determine non-GAAP net loss per diluted share.

ICG believes that the following considerations apply to the non-GAAP financial measures that it presents:

  ICG's management uses non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share in internal reports used by management in monitoring and making decisions regarding ICG's business, including in monthly financial reports prepared for management and in periodic reports to ICG's Board of Directors.

  An important limitation of ICG's non-GAAP financial measures is that they exclude expenses, some of which may be significant, that are required by GAAP to be recorded.  In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges to exclude from the non-GAAP financial measures.

  To mitigate the limitations associated with non-GAAP financial measures, ICG reconciles its non-GAAP financial measures to the nearest comparable GAAP financial measures and recommends that investors and potential investors do not give undue weight to its non-GAAP financial measures.
CONTACT: Investor inquiries:
         Karen Greene
         ICG
         Investor Relations
         610-727-6900
         IR@icg.com